                                                                      EXHIBIT 99

NEWS RELEASE                                [LOGO OF BELL ATLANTIC APPEARS HERE]





FOR IMMEDIATE RELEASE:                      Contacts:
July 21, 1999                               Dave Frail
                                            212-395-7726
                                            David.Frail@BellAtlantic.com

                                            Jim Crosson
                                            212-395-2285
                                            James.E.Crosson@BellAtlantic.com


             Bell Atlantic Announces Double-Digit Earnings Growth
                            For Second Quarter 1999

          Wireless, Data Growth Drives 10.3% Increase in Adjusted EPS

         NEW YORK -- Strong growth in data and wireless services and sustained demand for basic telecommunications combined to increase Bell Atlantic's (NYSE:
BEL) adjusted second-quarter earnings per diluted share (EPS) to 75 cents, up
10.3 percent from 68 cents in second quarter 1998. Second-quarter net income available to common shareowners increased 11 percent to $1.2 billion from second quarter 1998 net income of $1.1 billion.

         For the first half of 1999, adjusted EPS rose to $1.48, an increase of
10.4 percent over $1.34 in the first half of 1998. Adjusted net income available to common shareholders rose to $2.3 billion, 10.7 percent higher than $2.1 billion in the first half of 1998.

         Consolidated second-quarter revenues grew 4.6 percent compared to the year-ago quarter, to $8.3 billion. Absent a one-time rebate in Massachusetts, consolidated revenue growth would have been 4.9 percent. Proportionate revenues, which include the company's share of revenues from its unconsolidated wireless investments, rose 6.3 percent for the quarter. Consolidated and proportionate first-half revenues rose 4.4 and 6.2 percent respectively.

         Adjustments and reported results are described below.



                                   --more--

Bell Atlantic News Release, Page 2



         "After the first half of 1999, we are exactly where we expected to be -- on plan and ahead of the curve, proving our ability to compete in the industry's most attractive markets," said Bell Atlantic Chairman and CEO Ivan Seidenberg.

         "Our results reflect the accelerating transformation of our revenue growth profile, with increasing contributions from data and wireless services, as well as our industry-leading success in controlling costs and improving productivity. We are speeding up our drive into the high-growth markets of the future at the same time we continue to experience solid demand for basic services.

         "We are making solid progress in deploying a wide range of high-speed data services for all of our customers. Our Digital Subscriber Line rollout continues, and Infospeed DSL is now available to the general business market as well as to consumers. And during the quarter, we launched virtual private network, call center and other enterprise services and further strengthened our abilities to deliver end-to-end managed data solutions to large businesses.

         "Once again, our Global Wireless Group delivered world-class results in extraordinarily competitive markets, contributing substantially to our revenue and earnings growth. Global Wireless is one of the world's premier portfolios, with national and global scope, and industry-leading customer care and network reliability.

         "We also entered the final phases of New York State's review of our long distance application and made a great deal of headway in proceedings in Massachusetts, Pennsylvania and New Jersey. We're eager to move these discussions to Washington, get approvals and start combining long distance service with all the other services and innovations we now deliver to our customers.

         "During the quarter, our proposed merger with GTE also picked up momentum as we completed our shareowner votes, the Department of Justice's review and numerous state proceedings. We're confident we will pass muster at the Federal Communications Commission and the remaining states -- on both long distance and the merger -- and form one of the top-tier communications companies for the next century."


                                   --more--

Bell Atlantic News Release, page 3


         Quarterly EPS figures have been adjusted by one cent per share in second quarter 1999 for charges related to Bell Atlantic-NYNEX merger integration, and by three cents per share in second quarter 1998 for charges related to merger integration and an enhanced pension offer. Reported EPS of 74 cents increased 13.8 percent over 65 cents per share in second quarter 1998. Reported net income available to common shareowners for the quarter was $1.2 billion, 14.3 percent higher than second quarter 1998 reported net income of $1.0 billion.

         Six-month reported EPS figures have been adjusted for special items totaling two cents per share in 1999 and 13 cents per share in 1998. Reported six-month 1999 EPS of $1.46 grew 20.7 percent compared to $1.21 in first-half 1998. Reported net income available to common shareowners of $2.3 billion rose
20.8 percent over $1.9 billion in the prior-year period.

         Highlights of the Domestic Telecom and Global Wireless segments, and related adjusted and proportionate information, are discussed below.


                          Domestic Telecom Highlights

         Domestic Telecom revenues increased 2.8 percent over second quarter 1998, with the growth rate reduced by accounting for a one-time rebate to Massachusetts customers following a favorable regulatory decision on reciprocal compensation. Excluding the rebate, which is approximately $21 million, Telecom revenues grew 3.2 percent. More than three-quarters of Telecom revenue growth came from sales of data services, with digital data revenues for the quarter, including those from high-bandwidth, packet-switched and special access services and Bell Atlantic's network integration business, increasing 26.3 percent over second quarter 1998 to $691 million.

         Growth in volumes for basic services reflected Bell Atlantic's aggressive marketing activities. The number of access lines in service increased
3.8 percent to 42.4 million, and the number of voice-grade equivalents (access lines plus data circuits) rose 12.9 percent in the quarter to 60.6 million. Business VGEs grew 21.7 percent to 34 million. Access minutes of use rose 4.6 percent.

Bell Atlantic News Release, page 4


         The demand for digital connectivity and data services continued to grow in all markets. In the enterprise and general business markets:

 .    Data circuits, or "DSO equivalents" in service (digital, high-bandwidth and packet-switched services as measured in 64-kilobit voice-grade equivalents) increased 41 percent in the second quarter over second quarter 1998.

 .    Bell Atlantic's Data Solutions Group (DSG) increased revenues 31.1 percent over the prior-year period and continued to expand its portfolio of services to meet the full range of enterprise customers' needs. During the quarter, DSG introduced Virtual Private Network Services and agreed to acquire Customer Management Automation, a leading provider of integrated call center solutions. DSG also expanded its Internet access services to offer high-speed connections through frame relay, private line or Asynchronous Transfer Mode (ATM).

 .    Bell Atlantic has introduced Infospeed DSL PLUS to small businesses for always-on, high-speed Internet access at affordable prices for as low as $64.95 a month. Small businesses can choose one of three DSL speeds packaged with BellAtlantic.net Internet access.

 .    Bell Atlantic ended the quarter with 560,000 basic rate Integrated Services
     Digital Network (ISDN) lines in service, up 14.1 percent from second quarter 1998, and the number of primary rate ISDN channels in service increased 51.1 percent to approximately 982,000.

     In the consumer market:

 .    Bell Atlantic expanded availability of Infospeed DSL service to consumers in the New York and Boston metropolitan areas. The service is also available in the Washington, D.C., Pittsburgh and Philadelphia metropolitan areas and parts of northern and southern New Jersey. In addition, the number of additional lines, many of which are used for Internet access and home fax machines, grew 16 percent over second quarter 1998.

 .    By the end of the quarter, Bell Atlantic had signed agreements with more than 40 Internet Service Providers (ISPs), including America Online, Prodigy, Splitrock and Flashcom, to enable their customers to access the Internet using Bell Atlantic's Infospeed DSL service.

 .    New combinations and price plans helped increase sales of packages of vertical services by approximately 60 percent, with the number of packages in service increasing to more than 1.6 million. Caller ID revenues for the quarter increased 23.9 percent compared to second quarter 1998, as the number of subscribers increased to 7.2 million, with penetration exceeding 27 percent. Home Voice Mail revenues rose 8.7 percent.



                                   --more--

Bell Atlantic News Release, Page 5


 .    Use of Bell Atlantic's National 411 service grew rapidly in the second quarter, with the number of callers asking for national listings approaching one million a week.

     In the network services market:

 .    Special access revenues for the period rose 23.6 percent to $456 million for the quarter.

 .    By the end of the second quarter, Bell Atlantic was providing approximately
     1.1 million access lines on a wholesale basis to other local exchange providers. Bell Atlantic also signed agreements with two wholesalers for two of the largest resale orders yet placed, which will total 425,000 lines over the next five years.

         Adjusted quarterly operating expenses for Domestic Telecom of $4.9 billion were nearly flat compared to second quarter 1998, with cash expenses decreasing by 1.6 percent despite higher payments to competitive local exchange carriers (CLECs) and continued investment in long distance and data capabilities.


                          Global Wireless Highlights

         Strong domestic and international performance produced further gains in Bell Atlantic's Global Wireless Group's results. Proportionate subscribers increased 36.2 percent over second quarter 1998 to 9.9 million, as proportionate net customer additions in the quarter totaled 570,000. The international portfolio contributed more than half of the Group's year-over-year subscriber growth.

         Total proportionate revenues for the group increased 28.3 percent to $1.4 billion. Proportionate operating income reached $256 million, with proportionate operating cash flow increasing 23.1 percent in the quarter to $469 million

         Global Wireless added a total of 271,000 domestic subscribers in the quarter, with Bell Atlantic Mobile (BAM) adding 214,000 new net subscribers. BAM ended the quarter with 6.6 million customers, up 15.8 percent.

         Domestic highlights:

Bell Atlantic News Release, page 6


 .    BAM total revenue exceeded $1.0 billion in the quarter, an increase of 18.1 percent over second quarter 1998. Total revenue per subscriber increased to $53, up 1.6 percent.

 .    Digital subscribers now comprise 27 percent of BAM's customer base and account for nearly 60 percent of busy-hour usage on the company's network. In May, the company announced plans to keep pace with its rapid growth by expanding its extensive customer service operation with a new call center in South Carolina.

 .    To capture the explosive market opportunity presented by the Internet, BAM introduced new flat-rate pricing of $39.95 per month for wireless Internet access. BAM also became the first wireless provider to offer accessories to online shoppers nationwide, whether or not they are BAM subscribers.

 .    PrimeCo Personal Communications passed the three percent mark in penetration of covered POPs during the quarter. Total PrimeCo subscribers now exceed 1.2 million, more than double second quarter 1998 levels. PrimeCo also recently launched service in the Florida Keys and Corpus Christi, Texas, with additional market launches scheduled for the remainder of 1999.

 .    Total PrimeCo revenues for the quarter grew nearly 78 percent over second quarter 1998 to $213 million. Average monthly revenue per subscriber in the quarter was $53, and operating cash flow for the quarter improved 85 percent over second quarter 1998.

         Bell Atlantic's international wireless portfolio ended the quarter with
2.8 million proportionate subscribers, more than double the number in second quarter 1998. Proportionate net subscriber additions at the international investments totaled 299,000 for the quarter, 35.9 percent higher than net additions in the prior-year period.

         International proportionate revenues for the quarter rose 61.5 percent to $302 million. Operating income from international investments increased 125 percent over second quarter 1998 to $72 million, with proportionate operating cash flow growing 89.5 percent to $108 million.

         International highlights:

 .    Omnitel Pronto Italia, Europe's second largest wireless provider, added more than 900,000 subscribers in the second quarter, pushing its subscriber base to more than 7.8 million. In June, Omnitel received a national fixed-line license that it will use to meet the needs of corporate customers. The company also introduced Omnitel 2000, the world's first wireless Web portal that gives any wireless, wireline, or Web user the option of using a voice recognition platform for navigation. In June, Bell Atlantic increased its ownership of Omnitel to 23.1 percent.


                                   --more--

Bell Atlantic News Release, page 7


 .    The number of Grupo Iusacell subscribers in Mexico grew to 951,000, 73 percent higher than in the prior-year period. The company also more than doubled long distance revenues over the same period last year and introduced Calling Party Pays in May. Iusacell's digital customer base grew 106 percent this quarter, and three of its four regions have now converted nearly all of their networks to offer digital services.

 .    STET Hellas added almost 131,000 net customers in the quarter, and ended the period with more than 928,000 subscribers. STET Hellas was recently honored with a Teleperformance Gold Award for excellence in customer care, and now offers subscribers the ability to pay phone bills and recharge prepaid cards through the Bank of Greece's hundreds of automatic teller machines.


                                     * * *

         Bell Atlantic is at the forefront of the new communications and information industry. With more than 43 million telephone access lines and nearly 10 million wireless customers worldwide, Bell Atlantic companies are premier providers of advanced wireline voice and data services, market leaders in wireless services and the world's largest publishers of directory information. Bell Atlantic companies are also among the world's largest investors in high-growth global communications markets, with operations and investments in 23 countries.

         For further information on quarterly results, visit Bell Atlantic's Newsroom or Investor Information Websites (www.ba.com and www.bellatlantic.com/invest), or use Bell Atlantic's Fax on Demand service at 800-329-7310.

         NOTE: This press release contains statements about expected future events and financial results that are forward-looking and subject to risks and uncertainties. For those statements, we claim the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995. Discussion of factors that may affect future results is contained in our recent filings with the Securities and Exchange Commission.

                                       ###

BELL ATLANTIC CORPORATION
----------------------------------------------------------
Consolidated Statements of Income - Reported Basis
----------------------------------------------------------
                                                                (Dollars in Millions, Except Per Share Amounts)

                                                 3 Mos. Ended    3 Mos. Ended       %      6 Mos. Ended   6 Mos. Ended     %
Unaudited                                             6/30/99         6/30/98     Change        6/30/99        6/30/98   Change
--------------------------------------------------------------------------------------------------------------------------------
Operating Revenues
  Local services                                   $    3,593      $    3,462        3.8      $   7,061      $   6,794      3.9
  Network access services                               1,988           1,942        2.4          3,932          3,849      2.2
  Long distance services                                  441             474       (7.0)           915            976     (6.3)
  Ancillary services                                      513             482        6.4          1,020            977      4.4
  Directory services                                      619             601        3.0          1,166          1,133      2.9
  Wireless services                                     1,120             944       18.6          2,110          1,800     17.2
  Other services                                           21              23       (8.7)            58             50     16.0
                                              ----------------------------------------------------------------------------------
Total Operating Revenues                                8,295           7,928        4.6         16,262         15,579      4.4
                                              ----------------------------------------------------------------------------------

Operating Expenses
  Employee costs                                        2,051           2,116       (3.1)         4,069          4,420     (7.9)
  Depreciation and amortization                         1,541           1,445        6.6          3,045          2,856      6.6
  Other operating expenses                              2,556           2,414        5.9          4,923          4,638      6.1
                                              ----------------------------------------------------------------------------------
Total Operating Expenses                                6,148           5,975        2.9         12,037         11,914      1.0
                                              ----------------------------------------------------------------------------------

Operating Income                                        2,147           1,953        9.9          4,225          3,665     15.3
Income (loss) from unconsolidated businesses               37             (26)         -             71             (3)       -
Other income and (expense), net                             4              42      (90.5)            23             56    (58.9)
Interest expense                                          315             363      (13.2)           630            673     (6.4)
Provision for income taxes                                700             579       20.9          1,374          1,108     24.0
                                              ----------------------------------------------------------------------------------
Income from Continuing Operations                       1,173           1,027       14.2          2,315          1,937     19.5
Extraordinary item
  Early extinguishment of debt, net of tax                 (6)             (6)         -             (6)           (23)   (73.9)
                                              ----------------------------------------------------------------------------------
Net Income                                              1,167           1,021       14.3          2,309          1,914     20.6
  Redemption of investee preferred stock                    -               -          -              -             (2)       -
                                              ----------------------------------------------------------------------------------
Net Income Available to
  Common Shareowners                               $    1,167      $    1,021       14.3      $   2,309      $   1,912     20.8
                                              ==================================================================================

Diluted Earnings per Share - Net Income                 $ .74           $ .65       13.8         $ 1.46         $ 1.21     20.7
Weighted average number of common
  shares-assuming dilution (in millions)                1,581           1,578                     1,582          1,578

Footnotes:
Diluted Earnings per Share include the dilutive effect of shares issuable under our stock-based compensation plans, which represent the only potential dilutive common shares.

----------------------------
Earnings Reconciliations
----------------------------
                                                  (Dollars in Millions, Except Per Share Amounts)

                                             3 Mos. Ended      Diluted      3 Mos. Ended     Diluted
Unaudited                                         6/30/99        EPS             6/30/98       EPS
------------------------------------------------------------------------------------------------------
Reported Earnings                                 $ 1,167      $   .74        $    1,021     $    .65
Adjustments:
  Transition costs                                     22          .01                29          .02
  Special pension enhancement                           -            -                21          .01
                                          ------------------------------------------------------------

Adjusted Earnings                                 $ 1,189      $   .75        $    1,071     $    .68

Adjusted Growth                                     11.0%        10.3%
                                          ------------------------------------------------------------
                                             6 Mos. Ended      Diluted      6 Mos. Ended    Diluted
                                                  6/30/99          EPS           6/30/98      EPS
                                          ------------------------------------------------------------
Reported Earnings                                 $ 2,309      $  1.46        $    1,912     $   1.21
Adjustments:
  Transition costs                                     32          .02                34          .02
  Special pension enhancement                           -            -               168          .11
                                          ------------------------------------------------------------

Adjusted Earnings                                 $ 2,341      $  1.48        $    2,114     $   1.34

Adjusted Growth                                     10.7%        10.4%
                                          ------------------------------------------------------------

BELL ATLANTIC CORPORATION
------------------------------------------------------
Consolidated Statements of Income - Adjusted Basis
------------------------------------------------------

                                               (Dollars in Millions, Except Per Share Amounts)

                                                 3 Mos. Ended      3 Mos. Ended          %
Unaudited                                             6/30/99           6/30/98       Change
-----------------------------------------------------------------------------------------------
Operating Revenues
   Local services                                     $ 3,593           $ 3,462            3.8
   Network access services                              1,988             1,942            2.4
   Long distance services                                 441               474           (7.0)
   Ancillary services                                     513               482            6.4
   Directory services                                     619               601            3.0
   Wireless services                                    1,120               944           18.6
   Other services                                          21                23           (8.7)
                                                 ----------------------------------------------
Total Operating Revenues                                8,295             7,928            4.6
                                                 ----------------------------------------------

Operating Expenses
   Employee costs                                       2,039  (1)        2,079   (4)     (1.9)
   Depreciation and amortization                        1,541             1,445            6.6
   Other operating expenses                             2,533  (2)        2,371   (5)      6.8
                                                 ----------------------------------------------
Total Operating Expenses                                6,113             5,895            3.7
                                                 ----------------------------------------------

Operating Income                                        2,182             2,033            7.3
Income (loss) from unconsolidated businesses               37               (26)             -
Other income and (expense), net                             4                42          (90.5)
Interest expense                                          315               363          (13.2)
Provision for income taxes                                713  (3)          609   (6)     17.1
                                                 ----------------------------------------------
Income from Continuing Operations                       1,195             1,077           11.0
Extraordinary item
   Early extinguishment of debt, net of tax                (6)               (6)             -
                                                 ----------------------------------------------
Net Income                                              1,189             1,071           11.0
   Redemption of investee preferred stock                   -                 -              -
                                                 ----------------------------------------------
Net Income Available to
   Common Shareowners                                 $ 1,189           $ 1,071           11.0
                                                 ==============================================

Diluted Earnings per Share - Net Income               $   .75           $   .68           10.3
Weighted average number of common
   shares-assuming dilution (in millions)               1,581             1,578


                                                 (Dollars in Millions, Except Per Share Amounts)

                                                   6 Mos. Ended      6 Mos. Ended           %
Unaudited                                               6/30/99           6/30/98        Change
--------------------------------------------------------------------------------------------------
Operating Revenues
   Local services                                       $ 7,061           $ 6,794             3.9
   Network access services                                3,932             3,849             2.2
   Long distance services                                   915               976            (6.3)
   Ancillary services                                     1,020               977             4.4
   Directory services                                     1,166             1,133             2.9
   Wireless services                                      2,110             1,800            17.2
   Other services                                            58                50            16.0
                                                 -------------------------------------------------
Total Operating Revenues                                 16,262            15,579             4.4
                                                 -------------------------------------------------

Operating Expenses
   Employee costs                                         4,055   (7)       4,140   (10)     (2.1)
   Depreciation and amortization                          3,045             2,856             6.6
   Other operating expenses                               4,885   (8)       4,589   (11)      6.5
                                                 -------------------------------------------------
Total Operating Expenses                                 11,985            11,585             3.5
                                                 -------------------------------------------------

Operating Income                                          4,277             3,994             7.1
Income (loss) from unconsolidated businesses                 71                (3)              -
Other income and (expense), net                              23                56           (58.9)
Interest expense                                            630               673            (6.4)
Provision for income taxes                                1,394   (9)       1,235   (12)     12.9
                                                 -------------------------------------------------
Income from Continuing Operations                         2,347             2,139             9.7
Extraordinary item
   Early extinguishment of debt, net of tax                  (6)              (23)          (73.9)
                                                 -------------------------------------------------
Net Income                                                2,341             2,116            10.6
   Redemption of investee preferred stock                     -                (2)              -
                                                 -------------------------------------------------
Net Income Available to
   Common Shareowners                                   $ 2,341           $ 2,114            10.7
                                                 =================================================
Diluted Earnings per Share - Net Income                 $  1.48           $  1.34            10.4
Weighted average number of common
   shares-assuming dilution (in millions)                 1,582             1,578


Footnotes:

2Q '99
(1)  Excludes $12 million related to transition costs
(2)  Excludes $23 million related to transition costs
(3)  Excludes tax effects of items in (1) and (2) above

2Q '98
(4) Excludes $34 million related to special pension enhancement and $3 million related to transition costs
(5)  Excludes $43 million related to transition costs
(6)  Excludes tax effects of items (4) and (5) above

6 Mos. '99 YTD
(7)  Excludes $14 million related to transition costs
(8)  Excludes $38 million related to transition costs
(9)  Excludes tax effects of items (7) and (8) above

6 Mos. '98 YTD
(10) Excludes $275 million related to special pension enhancement and $5 million related to transition costs
(11) Excludes $49 million related to transition costs
(12) Excludes tax effects of items (10) and (11) above

---------------------------------------------------------
BELL ATLANTIC CORPORATION
Selected Financial and Operating Statistics
---------------------------------------------------------


                                                                           (Dollars in Millions, Except Per Share Amounts)


                                                      3 Mos. Ended    3 Mos. Ended     6 Mos. Ended           6 Mos. Ended
Unaudited                                                  6/30/99         6/30/98          6/30/99                6/30/98
---------------------------------------------------------------------------------------------------------------------------
Debt ratio-end of period                                                                      58.4%                  60.1%

Return on average common equity-adjusted basis               33.4%           32.0%            33.8%                  31.9%

Return on average assets-adjusted basis                       8.5%            7.9%             8.4%                   7.8%

Book value per common share                                                               $    9.61              $    8.48

Cash dividends declared per common share                   $  .385         $  .385        $     .77              $     .77

Common shares outstanding (in millions)
   End of period                                                                              1,553                  1,553

Capital expenditures
   Domestic Telecom                                        $ 1,630         $ 1,596        $   3,074              $   3,081
   Domestic Cellular                                           212             162              453                    265
   Other                                                        87              67              113                    138
                                                  -------------------------------------------------------------------------
   Total                                                   $ 1,929         $ 1,825        $   3,640              $   3,484
                                                  =========================================================================

Employees
   Domestic Telecom                                                                         128,397                127,853
   Other                                                                                     14,435                 14,683
                                                                                       ------------------------------------
   Total                                                                                    142,832                142,536
                                                                                       ====================================

-------------------------------
BELL ATLANTIC CORPORATION
Consolidated Balance Sheets
-------------------------------

                                                                                                      (Dollars in Millions)


Unaudited                                                                      6/30/99            12/31/98         $ Change
----------------------------------------------------------------------------------------------------------------------------
Assets
   Current assets
    Cash and cash equivalents                                            $         232         $       237       $       (5)
    Short-term investments                                                         280                 786             (506)
    Accounts receivable, net                                                     6,722               6,560              162
    Inventories                                                                    584                 566               18
    Prepaid expenses                                                               658                 522              136
    Other                                                                          262                 411             (149)
                                                                        ----------------------------------------------------
   Total current assets                                                          8,738               9,082             (344)
                                                                        ----------------------------------------------------
   Plant, property and equipment                                                85,943              83,064            2,879
    Less accumulated depreciation                                               48,157              46,248            1,909
                                                                        ----------------------------------------------------
                                                                                37,786              36,816              970
                                                                        ----------------------------------------------------
   Investments in unconsolidated businesses                                      5,929               4,276            1,653
   Other assets                                                                  5,420               4,970              450
                                                                        ----------------------------------------------------
Total Assets                                                             $      57,873         $    55,144       $    2,729
                                                                        ====================================================


Liabilities and Shareowners' Investment
   Current liabilities
    Debt maturing within one year                                        $       3,558         $     2,988       $      570
    Accounts payable and accrued liabilities                                     5,955               6,105             (150)
    Other                                                                        1,479               1,438               41
                                                                        ----------------------------------------------------
   Total current liabilities                                                    10,992              10,531              461
                                                                        ----------------------------------------------------
   Long-term debt                                                               17,381              17,646             (265)
                                                                        ----------------------------------------------------
   Employee benefit obligations                                                  9,962              10,384             (422)
                                                                        ----------------------------------------------------
   Deferred credits and other liabilities
    Deferred income taxes                                                        3,234               2,254              980
    Unamortized investment tax credits                                             210                 222              (12)
    Other                                                                          623                 551               72
                                                                        ----------------------------------------------------
                                                                                 4,067               3,027            1,040
                                                                        ----------------------------------------------------
   Minority interest, including a portion subject to
    redemption requirements                                                        338                 330                8
                                                                        ----------------------------------------------------
   Preferred stock of subsidiary                                                   201                 201                -
                                                                        ----------------------------------------------------

   Shareowners' investment
    Common stock                                                                   158                 158                -
    Contributed capital                                                         13,444              13,368               76
    Reinvested earnings                                                          2,294               1,371              923
    Accumulated other comprehensive income (loss)                                  160                (714)             874
                                                                        ----------------------------------------------------
                                                                                16,056              14,183            1,873
    Less common stock in treasury, at cost                                         631                 593               38
    Less deferred compensation-employee stock ownership plans                      493                 565              (72)
                                                                        ----------------------------------------------------
   Total shareowners' investment                                                14,932              13,025            1,907
                                                                        ----------------------------------------------------
Total Liabilities and Shareowners' Investment                            $      57,873         $    55,144       $    2,729
                                                                        ====================================================


BELL ATLANTIC CORPORATION
-----------------------------------------------------
Condensed Consolidated Statements of Cash Flows
-----------------------------------------------------


                                                                                                     (Dollars in Millions)

                                                                              YTD                  YTD
Unaudited                                                                 6/30/99              6/30/98            $ Change
---------------------------------------------------------------------------------------------------------------------------
Cash Flows From Operating Activities :
Net Income                                                                $ 2,309              $ 1,914               $ 395
Adjustments To Reconcile Net Income To Net
 Cash Provided by Operating Activities :
  Depreciation and Amortization                                             3,045                2,856                 189
  Extraordinary Items, Net of Tax                                               6                   23                 (17)
  (Income)/Loss from Unconsolidated Businesses                                (71)                   3                 (74)
  Dividends Received From Unconsolidated Businesses                            56                   88                 (32)
  Amortization of Unearned Lease Income                                       (72)                 (57)                (15)
  Deferred Income Taxes, Net                                                  469                  118                 351
  Investment Tax Credits                                                      (12)                 (14)                  2
  Other Items, Net                                                              8                  101                 (93)
  Changes in Certain Assets and Liabilities Net of
       Effects From Acquisition/Disposition of Businesses                  (1,042)                (159)               (883)
                                                                     ------------------------------------------------------
Net Cash Provided by Operating Activities                                   4,696                4,873                (177)
                                                                     ------------------------------------------------------
Cash Flows From Investing Activities
Net Change in Short-Term Investments                                          497                  300                 197
Additions to Plant, Property, and Equipment                                (3,640)              (3,484)               (156)
Investments in Unconsolidated Businesses, net                                (825)                (414)               (411)
Proceeds From Disposition of Businesses                                       612                    5                 607
Other investing activities, net                                              (151)                  27                (178)
                                                                     ------------------------------------------------------
Net Cash Used In Investing Activities                                      (3,507)              (3,566)                 59
                                                                     ------------------------------------------------------
Cash Flows From Financing Activities
Proceeds From Borrowings                                                      199                2,990              (2,791)
Principal Repayments of Borrowings and Capital Lease Obligations             (161)                (209)                 48
Early Extinguishment of Debt                                                 (257)                (590)                333
Net Change in Short-Term Borrowings with
   Original Maturities of Three Months or Less                                139               (2,032)              2,171
Proceeds from Financing of Cellular Assets                                    380                    -                 380
Dividends Paid                                                             (1,201)              (1,188)                (13)
Proceeds From Sale of Common Stock                                            180                  375                (195)
Purchase of Common Stock For Treasury                                        (398)                (655)                257
Other financing activities, net                                               (75)                 (18)                (57)
                                                                     ------------------------------------------------------
Net Cash Used In Financing Activities                                      (1,194)              (1,327)                133
                                                                     ------------------------------------------------------
Decrease In Cash and Cash Equivalents                                          (5)                 (20)                 15
Cash and Cash Equivalents, Beginning of Period                                237                  323                 (86)
                                                                     ------------------------------------------------------
Cash and Cash Equivalents, End of Period                                  $   232              $   303               $ (71)
                                                                     ======================================================

BELL ATLANTIC CORPORATION
---------------------------------------------------
Domestic Telecom - Selected Financial Results
---------------------------------------------------

                                                                                                           (Dollars in Millions)

                                     3 Mos. Ended     3 Mos. Ended       %            6 Mos. Ended      6 Mos. Ended        %
Unaudited                                 6/30/99          6/30/98     Change              6/30/99           6/30/98      Change
----------------------------------------------------------------------------------------------------------------------------------
Operating Revenues
     Local services                      $  3,616         $  3,479         3.9            $  7,104          $  6,826          4.1
     Network access services                1,988            1,943         2.3               3,932             3,850          2.1
     Long distance services                   441              474        (7.0)                915               976         (6.3)
     Ancillary services                       528              495         6.7               1,063             1,007          5.6
                                    ----------------------------------------------------------------------------------------------
Total Operating Revenues                 $  6,573         $  6,391         2.8            $ 13,014          $ 12,659          2.8
                                    ----------------------------------------------------------------------------------------------

Operating Expenses
     Employee costs                      $  1,789         $  1,858        (3.7)           $  3,595          $  3,685         (2.4)
     Depreciation and amortization          1,363            1,287         5.9               2,699             2,549          5.9
     Other operating expenses               1,746            1,736          .6               3,360             3,362         (0.1)
                                    ----------------------------------------------------------------------------------------------
Total Operating Expenses                 $  4,898         $  4,881          .3            $  9,654          $  9,596           .6
                                    ----------------------------------------------------------------------------------------------

Operating Income                         $  1,675         $  1,510        10.9            $  3,360          $  3,063          9.7
Operating Income Margin                     25.5%            23.6%                           25.8%             24.2%

Operating Cash Flow                      $  3,038         $  2,797         8.6            $  6,059          $  5,612          8.0
Operating Cash Flow Margin                  46.2%            43.8%                           46.6%             44.3%

----------------------------------------------------------------------------------------------------------------------------------
-----------------------------------------
Directory - Selected Financial Results
-----------------------------------------

                                                                                                            (Dollars in Millions)

                                      3 Mos. Ended     3 Mos. Ended        %           6 Mos. Ended      6 Mos. Ended        %
Unaudited                                  6/30/99          6/30/98      Change             6/30/99           6/30/98      Change
-----------------------------------------------------------------------------------------------------------------------------------
Operating Revenues                          $  615           $  602         2.2            $  1,168          $  1,136          2.8
Operating Expenses
     Employee costs                         $   79           $   82        (3.7)           $    159          $    169         (5.9)
     Depreciation and amortization              10                9        11.1                  19                17         11.8
     Other operating expenses                  192              203        (5.4)                382               384          (.5)
                                      ---------------------------------------------------------------------------------------------
Total Operating Expenses                    $  281           $  294        (4.4)           $    560          $    570         (1.8)
                                      ---------------------------------------------------------------------------------------------

Operating Income                            $  334           $  308         8.4            $    608          $    566          7.4
Operating Income Margin                      54.3%            51.2%                           52.1%             49.8%

Operating Cash Flow                         $  344           $  317         8.5            $    627          $    583          7.5
Operating Cash Flow Margin                   55.9%            52.7%                           53.7%             51.3%

Footnotes:
The selected financial results for the segments noted above are presented on an adjusted basis and exclude the effects of special items. This presentation is not intended to follow GAAP prescribed segment reporting in all respects. Disclosure of segment information will appear in the company's SEC Form 10-Q for the quarter ended June 30, 1999.

Intercompany and intersegment transactions have not been eliminated.

---------------------------------------------
BELL ATLANTIC CORPORATION
Domestic Telecom - Operating Statistics
---------------------------------------------

                                                               (Dollars in Millions)
                                                    3 Mos. Ended      3 Mos. Ended      %
Unaudited                                                6/30/99           6/30/98    Change
---------------------------------------------------------------------------------------------------
Operating Statistics
Switched access lines in service
(in thousands)                                 (1)
              Residence
              Business
              Public

Total


Voice grade equivalents
(in thousands)                                 (2)
              Residence
              Business

Total


BRI ISDN lines (in thousands)                  (3)

Access minutes of use (in millions)                       45,357            43,349          4.6

Employees per 10,000 access lines              (4)

High Capacity and Digital Data
Data Revenue (in millions)
              Wideband transport               (5)     $     443          $    364         21.7
              Fast packet and other            (6)           168               122         37.7
              Data solutions                   (7)            80                61         31.1

                                                     --------------------------------------------
Total Revenues                                         $     691          $    547         26.3
                                                     ============================================

Data Volumes (in thousands)
              DSO Equivalents                  (8)
              PRI ISDN                         (9)
              Frame Relay                      (9)
              ATM Cell Relay                   (9)


                                                                          (Dollars in Millions)

                                                       6 Mos. Ended      6 Mos. Ended       %
Unaudited                                                   6/30/99           6/30/98    Change
---------------------------------------------------------------------------------------------------
Operating Statistics
Switched access lines in service
(in thousands)                                 (1)
              Residence                                      26,575            25,723          3.3
              Business                                       15,319            14,622          4.8
              Public                                            519               523          (.8)
                                                     ----------------------------------------------
Total                                                        42,413            40,868          3.8
                                                     ----------------------------------------------

Voice grade equivalents
(in thousands)                                 (2)
              Residence                                      26,575            25,723          3.3
              Business                                       34,036            27,965         21.7
                                                     ----------------------------------------------
Total                                                        60,611            53,688         12.9
                                                     ----------------------------------------------

BRI ISDN lines (in thousands)                  (3)              560               481         16.4

Access minutes of use (in millions)                          89,859            84,957          5.8

Employees per 10,000 access lines              (4)             29.0              30.0         (3.3)

High Capacity and Digital Data
Data Revenue (in millions)
              Wideband transport               (5)     $        878       $       713         23.1
              Fast packet and other            (6)              325               231         40.7
              Data solutions                   (7)              147               124         18.5

                                                     ----------------------------------------------
Total Revenues                                         $      1,350       $     1,068         26.4
                                                     ==============================================

Data Volumes (in thousands)
              DSO Equivalents                  (8)           19,708            13,982         41.0
              PRI ISDN                         (9)              982               650         51.1
              Frame Relay                      (9)              750               423         77.3
              ATM Cell Relay                   (9)              618               263        135.0


Footnotes:

(1) Switched access lines include ISDN. Basic Rate Interface (BRI) ISDN is counted as one access line and Primary Rate Interface (PRI) is counted as 23 lines.

(2) Voice Grade Equivalents (VGEs) represent the combination of switched access lines and DSO equivalents, adjusted to avoid double counting of primary rate ISDN channels.

(3) Represents the number of Basic Rate Interface (BRI) lines counted as one access line. Each BRI line consists of two 'B' channels that each operate at 64 kbps, and one 'D' channel that serves as a signaling channel directing voice & data transmissions.

(4)  Calculated based on employees of telephone operations only.

(5) Includes circuit-based digital dedicated transport services such as Digital DSO, DS1, DS3 and Sonet-based services used to carry local and access traffic, both voice and data.

(6) Includes fast packet data transport services such as Frame Relay, SMDS and ATM. Also includes ISDN, ADSL and internet revenue.

(7)  Revenues associated with our Data Solution - Retail business

(8) Includes digital DS0 and above circuits (e.g. Digital DS0, DS1, DS3), including packet-based services, converted to a DSO or 64kbps signal, the equivalent to one voice signal. DS1=24DSOs, DS3=672 DSOs, OC3=2,106 DSOs, OC12=8,424 DSOs, OC48=33,696 DSOs

(9)  Volumes expressed as DSO equivalents.

-------------------------------------------
BELL ATLANTIC CORPORATION
Global Wireless - Proportionate Results
-------------------------------------------

                                                                                   (Dollars in Millions, except subscriber amounts)

                                               3 Mos. Ended   3 Mos. Ended                6 Mos. Ended    6 Mos. Ended
Unaudited                                           6/30/99        6/30/98     % Change        6/30/99         6/30/98     % Change
------------------------------------------------------------------------------------------------------------------------------------
Combined Global Wireless

Selected Financial Results
Revenues                                         $    1,427     $    1,112         28.3      $   2,703      $    2,090         29.3
Operating income                                 $      256     $      203         26.1      $     442      $      323         36.8
Operating cash flow                        (1)   $      469     $      381         23.1      $     851      $      673         26.4

Selected Operating Data
Subscribers (000)                                     9,942          7,298         36.2          9,942           7,298         36.2
Subscriber net adds in period (000)                     570            486         17.3          1,102             880         25.2
POPs (000)                                          188,490        177,074          6.4        188,490         177,074          6.4

------------------------------------------------------------------------------------------------------------------------------------
Bell Atlantic Mobile                       (2)

Selected Financial Results
Revenues                                         $    1,026     $      869         18.1      $   1,934      $    1,655         16.9
Operating income                                 $      216     $      217          (.5)     $     388      $      384          1.0
Operating cash flow                              $      365     $      348          4.9      $     678      $      637          6.4

Selected Operating Data
Subscribers (000)                                     6,606          5,707         15.8          6,606           5,707         15.8
Subscriber net adds in period (000)                     214            224         (4.5)           404             351         15.1
Controlled POPs (000)                                57,356         56,987           .6         57,356          56,987           .6


------------------------------------------------------------------------------------------------------------------------------------
PrimeCo Personal Communications            (3)

Selected Financial Data
Revenues                                         $       99     $       56         76.8      $     187      $      105         78.1
Operating income                                 $      (32)    $      (46)        30.4      $     (69)     $     (111)        37.8
Operating cash flow                              $       (4)    $      (24)        83.3      $     (26)     $      (61)        57.4

Selected Operating Data
Subscribers (000)                                       563            279        101.8            563             279        101.8
Subscriber net adds in period (000)                      57             42         35.7            151              98         54.1
POPs (000)                                           28,634         28,487           .5         28,634          28,487           .5

------------------------------------------------------------------------------------------------------------------------------------
International Wireless Operations          (4)

Selected Financial Data
Revenues                                         $      302     $      187         61.5      $     582      $      330         76.4
Operating income                                 $       72     $       32        125.0      $     123      $       50        146.0
Operating cash flow                              $      108     $       57         89.5      $     199      $       97        105.2

Selected Operating Data
Subscribers (000)                                     2,773          1,312        111.4          2,773           1,312        111.4
Subscriber net adds in period (000)                     299            220         35.9            547             431         26.9
POPs (000)                                          102,500         91,600         11.9        102,500          91,600         11.9



Footnotes:

(1) Operating cash flow equals operating income plus depreciation and amortization

(2) Bell Atlantic Mobile results reflect consolidated results for all controlled markets

(3)  Represents 46.7% of total PrimeCo Personal Communications

(4) Represents Bell Atlantic's proportionate share of International wireless investments including consolidated, equity method, and cost basis investments

     This presentation is not intended to follow GAAP prescribed segment reporting in all respects. Disclosure of segment information will appear in the company's SEC Form 10-Q for the quarter ended June 30, 1999.

     Intercompany and intersegment transactions have not been eliminated.


BELL ATLANTIC CORPORATION
-------------------------------------------
Bell Atlantic Mobile Operating Results
-------------------------------------------


                                                 (Dollars in Millions, except subscriber amounts)

                                                     3 Mos. Ended     3 Mos. Ended
Unaudited                                                 6/30/99          6/30/98     % Change
--------------------------------------------------------------------------------------------------
Bell Atlantic Mobile                         (1)

Selected Financial Results
Revenues                                                $   1,026        $     869         18.1
Less: Incollect revenues                                $      80        $      71         12.7
Less: Equipment revenues                                $      83        $      43         93.0
                                                  ---------------------------------
Service revenues                                        $     863        $     755         14.3
                                                  ---------------------------------

Operating income                                        $     216        $     217          (.5)
Operating cash flow                                     $     365        $     348          4.9
Operating cash flow margin                   (2)              42%              46%
Capital expenditures, excluding acquisitions                  212              162         30.9

Selected Operating Data
Subscribers (000)                                           6,606            5,707         15.8
Penetration                                  (3)            11.5%            10.0%
Subscriber net adds in period (000)                           214              224         (4.5)
Controlled POPs (000)                        (4)           57,356           56,987           .6
Owned POPs (000)                             (5)           55,710           55,101          1.1

Churn rate                                                  1.82%            1.75%
Total revenue per subscriber                            $   52.70        $   51.89          1.6
Service revenue per subscriber                          $   44.30        $   45.09         (1.8)
Cash expense per subscriber                             $   25.57        $   24.32          5.1
Acquisition cost per add                     (6)        $     196        $     193          1.6


                                                   (Dollars in Millions, except subscriber amounts)

                                                     6 Mos. Ended      6 Mos. Ended
Unaudited                                                 6/30/99           6/30/98      % Change
--------------------------------------------------------------------------------------------------
Bell Atlantic Mobile                         (1)

Selected Financial Results
Revenues                                              $     1,934       $     1,655          16.9
Less: Incollect revenues                              $       156       $       133          17.3
Less: Equipment revenues                              $       146       $        78          87.2
                                                  ----------------------------------
Service revenues                                      $     1,632       $     1,444          13.0
                                                  ----------------------------------

Operating income                                      $       388       $       384           1.0
Operating cash flow                                   $       678       $       637           6.4
Operating cash flow margin                   (2)              42%               44%
Capital expenditures, excluding acquisitions                  453               265          70.9

Selected Operating Data
Subscribers (000)                                           6,606             5,707          15.8
Penetration                                  (3)            11.5%             10.0%
Subscriber net adds in period (000)                           404               351          15.1
Controlled POPs (000)                        (4)           57,356            56,987            .6
Owned POPs (000)                             (5)           55,710            55,101           1.1

Churn rate                                                  1.89%             1.79%
Total revenue per subscriber                          $     50.40       $     50.17            .5
Service revenue per subscriber                        $     42.52       $     43.77          (2.9)
Cash expense per subscriber                           $     24.86       $     24.46           1.6
Acquisition cost per add                     (6)      $       202       $       209          (3.3)

Footnotes:

(1) Bell Atlantic Mobile results reflect consolidated results for all controlled markets

(2) Operating cash flow margin is calculated by dividing operating cash flow by service revenues

(3)  Penetration is calculated by dividing subscribers by controlled POPs

(4) Controlled POPs represent the total number of POPs for which Bell Atlantic Mobile has operating control

(5) Owned POPs represent Bell Atlantic Mobile percentage ownership in all licensed markets

(6)  Acquisition cost per add includes commissions and loss on handsets

Certain reclassifications have been made to prior results to conform to current presentation